Exhibit 1.2
TEXTRON INC.
UNDERWRITING AGREEMENT
STANDARD PROVISIONS (DEBT)
Dated: July 28, 2008

          From time to time, Textron Inc., a Delaware corporation (the “Company”), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an “Underwriting Agreement”). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement. Unless defined in Article XI hereof or otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.
I.
          The Company proposes to issue from time to time (i) senior debt securities (the “Senior Securities”) to be issued pursuant to the provisions of the Indenture, dated as of September 10, 1999, between the Company and The Bank of New York Mellon Trust Company, N.A, as successor trustee to The Bank of New York thereunder (the “Trustee”), as the same may be from time to time amended or supplemented (the “Indenture”), (ii) subordinated debt securities (the “Subordinated Securities”) to be issued pursuant to the provisions of the Indenture and (iii) junior subordinated securities (the “Junior Subordinated Securities”) to be issued pursuant to the provisions of the Indenture. The term “Securities” means the Senior Securities, the Subordinated Securities and the Junior Subordinated Securities. The Securities will have varying designations, maturities, rates and times of payment of interest, selling prices and redemption terms.
          The Company has filed with the Securities and Exchange Commission (the “Commission”) the registration statement, including a prospectus relating to the Securities, on Form S-3 that is identified in the Underwriting Agreement and has filed with, or will file with, the Commission a prospectus supplement specifically relating to the Securities offered pursuant to Rule 424 (the “Offered Securities”). Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.
          The term “Underwriters’ Securities” means the Offered Securities to be purchased by the Underwriters herein. The term “Contract Securities” means the

Offered Securities, if any, to be purchased pursuant to the delayed delivery contracts referred to below.
II.
          If the Prospectus provides for sales of Offered Securities pursuant to delayed delivery contracts, the Company hereby authorizes the Underwriters to solicit offers to purchase Contract Securities on the terms and subject to the conditions set forth in the Prospectus pursuant to delayed delivery contracts substantially in the form of Schedule I attached hereto (“Delayed Delivery Contracts”) but with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors approved by the Company and of the types set forth in the Prospectus. On the Closing Date, the Company will pay the Managers as compensation, for the accounts of the Underwriters, the fee set forth in the Underwriting Agreement in respect of the principal amount of Contract Securities. The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts.
          If the Company executes and delivers Delayed Delivery Contracts with institutional investors, the Contract Securities shall be deducted from the Offered Securities to be purchased by the several Underwriters and the aggregate principal amount of Offered Securities to be purchased by each Underwriter shall be reduced pro rata in proportion to the principal amount of Offered Securities set forth opposite each Underwriter’s name in the Underwriting Agreement, except to the extent that the Managers determine that such reduction shall be otherwise and so advise the Company.
III.
          The Company is advised by the Managers that the several Underwriters propose to make a public offering of their respective portions of the Underwriters’ Securities as soon after this Agreement is entered into as in the Managers’ judgment is advisable. The terms of the public offering of the Underwriters’ Securities are set forth in the Prospectus.
IV.
          Payment for the Underwriters’ Securities shall be made by wire transfer of immediately available funds to an account designated by the Company, upon delivery to the Managers for the respective accounts of the several Underwriters of the Underwriters’ Securities registered in such names and in such denominations as the Managers shall request in writing not less than two full business days prior to the date of delivery. Delivery of the Underwriters’ Securities shall be made through the facilities of The Depository Trust Company unless the Managers shall otherwise instruct.

V.
               The obligations of the Underwriters to purchase the Offered Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:
          (a) The Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by paragraph (c) of Article VI hereof, and any other material required to be filed by the Company pursuant to Rule 433(d), shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
          (b) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto):
          (i) there shall have been no material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Disclosure Package and the Prospectus (exclusive of any supplement thereto); and the Managers shall have received, on the Closing Date, a certificate, dated the Closing Date and signed by an executive officer of the Company, to the foregoing effect. Such certificate will also provide that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date. The officer making such certificate may rely upon the best of his or her knowledge as to proceedings pending or threatened;
          (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2); and

          (iii) there shall not have occurred any change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) that, in the judgment of the Managers, is material and adverse and that makes it, in the judgment of the Managers, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).
          (c) The Managers shall have received on the Closing Date an opinion of counsel for the Company identified in Exhibit A hereto, dated the Closing Date, to the effect set forth in Exhibit A.
          (d) The Managers shall have received on the Closing Date an opinion of special counsel for the Company, dated the Closing Date, confirming that (i) the statements, if any, contained in the Prospectus under the caption “Certain United States Federal Income Tax Consequences for Non-U.S. Holders,” to the extent that such statements purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, are accurate in all material respects and (ii) the statements in the Prospectus under “Description of Debt Securities” and “Description of the Notes,” to the extent that such statements purport to constitute summaries of the Indenture and the Offered Securities, are accurate in all material respects.
          (e) The Managers shall have received on the Closing Date an opinion of counsel for the Underwriters, dated the Closing Date, with respect to the issuance and sale of the Offered Securities, the Indenture, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Managers may reasonably require.
          (f) The Managers shall have received on the date of the Underwriting Agreement and on the Closing Date a letter, dated such dates, in form and substance satisfactory to the Managers, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date shall use a “cut-off” date no more than three Business Days prior to the Closing Date.
               If any of the conditions specified in this Article V shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be satisfactory in form and substance to the Managers and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Managers. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
VI.
          In further consideration of the agreements of the Underwriters contained in this Agreement, the Company covenants as follows:
     (a) To furnish to each of the Managers, without charge, one conformed copies of the Registration Statement (excluding exhibits and materials, if any, incorporated by reference therein) and, so long as delivery of a prospectus relating to the Offered Securities by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), to furnish the Managers, without charge, as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplements and amendments thereto as the Managers may reasonably request.
     (b) Prior to the termination of the offering of the Offered Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished to the Managers a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Managers reasonably object. The Company will cause the Prospectus and any supplement thereto to be filed in a form approved by the Managers with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Managers of such timely filing. The Company will promptly advise the Managers (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Offered Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice pursuant to Rule 401(g)(2) or objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the

Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement become effective as soon as practicable.
     (c) To prepare a final term sheet, containing solely a description of final terms of the Offered Securities and the offering thereof, in the form approved by the Managers and attached as Schedule II hereto and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.
     (d) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, the Company will (i) notify promptly the Managers so that any use of the Disclosure Package may cease until it is amended or supplemented, (ii) amend or supplement the Disclosure Package to correct such statement or omission and (iii) supply any amendment or supplement to the Managers in such quantities as they may reasonably request.
     (e) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made at such time, not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act, including in connection with the use or delivery of the Prospectus, the Company promptly will (i) notify the Managers of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (b) of this Article VI, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement become effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to the Managers in such quantities as the Managers may reasonably request.
     (f) To qualify the Offered Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Managers shall reasonably request and to pay all expenses (including reasonable fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Offered Securities for investment under the laws of such jurisdictions as the Managers may designate.
     (g) To make generally available to the Company’s security holders as soon as practicable an earnings statement covering a twelve-month period beginning after the date of the Underwriting Agreement, which shall satisfy the provisions of Section 11(a) of the Act.
     (h) The Company will, whether or not any sale of the Offered Securities is consummated, pay all expenses incident to the performance of its obligations under this Agreement, including the fees and disbursements of its accountants and counsel, the cost of printing and delivery of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments thereof and supplements thereto, the Indenture, this Agreement and all other documents relating to the offering, the cost of preparing, printing, packaging and delivering the Offered Securities, the fees and disbursements, including reasonable fees of counsel, incurred in connection with the qualification of the Offered Securities for sale and determination of eligibility for investment of the Offered Securities under the securities or blue sky laws of each such jurisdiction as the Managers may reasonably designate, the fees and disbursements of the Trustee and the fees of any agency that rates the Offered Securities, the cost of providing any CUSIP or other identification for the notes, and the fees and expenses of any depository for the Offered Securities.
     (i) During the period beginning on the date of the Underwriting Agreement and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to the Offered Securities, without the prior written consent of the Managers.
     (j) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.
     (k) The Company agrees that, unless it has or shall have obtained the prior written consent of the Managers, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to paragraph (c) of Article VI hereof; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Managers or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
VII.
          The Company represents and warrants to each Underwriter that:
     (a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed the Registration Statement with the Commission for registration under the Act of the offering and sale of the Offered Securities. The Registration Statement has become effective. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and, to the Company’s knowledge, no proceeding for that purpose against the Company or related to the offering has been initiated or threatened by the Commission. The Company may have filed with the Commission, pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Offered Securities, each of which has previously been furnished to the Managers. The Company will file with the Commission a final prospectus supplement relating to the Offered Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act, and, except to the extent the Managers shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Managers prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).
     (b) On each Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date, the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act; as of its date and on the Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Managers specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in paragraph (b) of Article VIII hereof.
     (c) (i) The Disclosure Package and (ii) each electronic road show, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Managers specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in paragraph (b) of Article VIII hereof.
     (d) The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405). At the time of (i) the initial filing of the Registration Statement, (ii) the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (iii) any offer relating to the Offered Securities in reliance on the exemption of Rule 163 made by the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)), the Company was a “well known seasoned issuer” (as defined in Rule 405), including not having been an “ineligible issuer” (as defined in Rule 405) without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered such an ineligible issuer. The Company has paid or shall pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).
     (e) Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to paragraph (c) of Article VI hereof does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Managers specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in paragraph (b) of Article VIII hereof.
     (f) The documents incorporated by reference in the Disclosure Package and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, and none of such documents contained any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement and the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, then in effect and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (g) There has not been any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Disclosure Package and the Prospectus.
     (h) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly authorized by the Company, and this Agreement has been duly executed and delivered by the Company.
     (i) The Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity; the Indenture conforms in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus; and the Indenture has been duly qualified under the Trust Indenture Act.
     (j) The Offered Securities have been duly authorized and, when executed by the Company, authenticated by the Trustee and issued in accordance with the Indenture and delivered pursuant to the provisions of this Agreement against payment therefor as described in the Disclosure Package and the Prospectus, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and except as rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and except further as enforcement thereof may be limited by (i) requirements that a claim with respect to any Offered Securities denominated other than in U.S. dollars (or a foreign currency or currency unit judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (ii) governmental authority to limit, delay or prohibit the making of payments outside the United States; and the Offered Securities will conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.
     (k) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition, financial or otherwise, earnings, business or operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).
     (l) Each of Bell Helicopter Textron Inc., Textron Financial Corporation and The Cessna Aircraft Company (collectively, the “Significant Subsidiaries”) is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a Material Adverse Effect. Except as disclosed in the Disclosure Package and the Prospectus, the Company owns of record, directly or indirectly, all of the outstanding shares of capital stock of each of the Significant Subsidiaries free and clear of any lien, adverse claim, security interest, equity or other encumbrance.
     (m) The execution and delivery of this Agreement and the Indenture by the Company and the consummation of the transactions contemplated herein and therein will not contravene any (i) provision of applicable law, (ii) the Restated Certificate of Incorporation or Amended and Restated By-Laws of the Company or (iii) any other agreement or instrument binding upon the Company or any of the Company’s Significant Subsidiaries any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or such Significant Subsidiaries, except, in the case of clauses (i) and (iii) such contraventions as would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the performance of this Agreement, the Indenture or the Offered Securities or the consummation of any of the transactions contemplated hereby or thereby, and no consent, approval or authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the Indenture, and the consummation of the transactions contemplated hereby or thereby, except such as are required pursuant to state securities or blue sky laws.
     (n) The statements under the captions “Description of Debt Securities,” “Description of the Notes,” “Underwriting” and “Plan of Distribution” in the Prospectus insofar as they constitute a summary of this Agreement, the Indenture and the Notes, fairly present the information called for by Form S-3 with respect to such documents.
     (o) The statements included under the caption “Legal Proceedings” in the Company’s most recent Annual Report on Form 10-K incorporated by reference in the Registration Statement and the Prospectus insofar as they describe statements of law or legal conclusions are accurate and fairly present the information required to be shown therein as of the date of filing of such report with the Commission.
     (p) Except as disclosed in the Disclosure Package and the Prospectus, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement, the Indenture or the Offered Securities or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a Material Adverse Effect.

     (q) Since the date as of which information is given in the Disclosure Package and the Prospectus, there has not been (i) any material change in the capital stock (other than changes pursuant to open market or repurchase plans or employee benefit plans or changes resulting from the conversion or redemption of outstanding shares of preferred stock or convertible debt) or long-term debt of the Company and its subsidiaries, taken as a whole, or (ii) any material adverse change, or any development known to the Company that is reasonably likely to result in a material adverse change, in or affecting the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Disclosure Package and the Prospectus.
     (r) The accountants who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Prospectus are independent registered public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.
     (s) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Preliminary Prospectus, the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein).
     (t) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.
     (u) Except as disclosed in the Disclosure Package and the Prospectus, no labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is imminent or, to the knowledge of the Company, is threatened that could reasonably be expected to have a Material Adverse Effect.
     (v) Except as disclosed in the Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the Company is not aware of any pending investigation that might lead to such a claim.
     (w) There is and has been no failure on the part of the Company and, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 thereof relating to loans and Sections 302 and 906 thereof relating to certifications.
     (x) The Company maintains a system of internal accounting control over financial reporting with respect to itself and its consolidated subsidiaries sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Disclosure Package and the Prospectus, the Company’s internal control over financial reporting was effective as of the date of the most recent audited balance sheet in the Company’s most recent Annual Report on Form 10-K incorporated by reference in the Preliminary Prospectus, the Prospectus and the Registration Statement and the Company is not aware of any material weakness in its internal control over financial reporting.
     (y) The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); based on the evaluation of these disclosure controls and procedures, except as disclosed in the Disclosure Package and the Prospectus, the Company’s Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures were effective as of the date of the most recent balance sheet incorporated by reference in the Preliminary Prospectus, the Prospectus and the Registration Statement.

     (z) Except as disclosed in the Disclosure Package and the Prospectus, (i) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and (ii) the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith, except, in the case of clauses (i) and (ii), for such actions or noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect.
     (aa) Except as disclosed in the Disclosure Package and the Prospectus, the operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, for such noncompliance, actions, suits or proceedings that would not, individually or in the aggregate, have a Material Adverse Effect.
     (bb) Except as disclosed in the Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (cc) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.
     Any certificate signed by any officer of the Company and delivered to the Managers or counsel for the Underwriters in connection with the offering of the Offered Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.
VIII.
     (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Offered Securities as originally filed or in any amendment thereof, or the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Offered Securities, the Prospectus or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) or the information contained in the final term sheet required to be prepared and filed pursuant to paragraph (c) of Section VI hereof, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Managers specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.
     (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Managers specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. The Company acknowledges that (i) the sentences related to concessions and reallowances and (ii) the paragraphs related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.
     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such proceeding and it has been materially prejudiced by such failure and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or relating proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Managers in the case of parties indemnified pursuant to the second preceding paragraph and by the Company in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any proceeding in respect of which any indemnified party is a party unless such settlement (A) includes an unconditional release of such indemnified party from all liability on claims that are the subject matters of such proceeding and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
     (d) If the indemnification provided for in this Article VIII is unavailable to an indemnified party under the second or third paragraphs hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other in connection with the offering of the Offered Securities shall be deemed to be in the same proportion as the total net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters in respect thereof. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Article VIII were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VIII, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten and distributed to the public by such Underwriter were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Article VIII are several, in proportion to the respective principal amounts of Offered Securities purchased by each of such Underwriters, and not joint. For purposes of this Article VIII, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).
     The indemnity and contribution agreements contained in this Article VIII and the representations and warranties of the Company in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by any Underwriter or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities.
IX.
          This Agreement shall be subject to termination in the absolute discretion of the Managers, by notice given to the Company, if (a) after the execution and delivery of the Underwriting Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, (iv) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Managers, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (v), such event, singly or together with any other such event, makes it, in the judgment of the Managers, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Prospectus.

          If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase the Offered Securities which it or they have agreed to purchase hereunder, and the aggregate principal amount of the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Offered Securities, the other Underwriters shall be obligated severally in the proportions which the amounts of the Offered Securities set forth opposite their names in the Underwriting Agreement bear to the aggregate principal amount of the Offered Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Managers may specify, to purchase the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase; provided that in no event shall the principal amount of the Offered Securities which any Underwriter has agreed to purchase hereunder be increased pursuant to this Article IX by an amount in excess of one-ninth of such principal amount of the Offered Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase the Offered Securities which it or they agreed to purchase hereunder and the aggregate principal amount of the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is more than one-tenth of the aggregate principal amount of the Offered Securities, and arrangements satisfactory to Managers and the Company for the purchase of such Offered Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or of the Company. In any such case either the Managers or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph or any such termination shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
X.
          If this Agreement shall be terminated by the Underwriters or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement, with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Offered Securities.
          This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
          This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Article VIII hereof, and will survive delivery of and payment for the Offered Securities. The provisions of Article VIII hereof and this Article X hereof shall survive the termination or cancellation of this Agreement.
          This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Article VIII hereof, and no other person will have any right or obligation hereunder.
          The Company hereby acknowledges that (a) the purchase and sale of the Offered Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering of the Offered Securities and the process leading up to the offering of the Offered Securities is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
          The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
          This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
XI
          As used in this Agreement, the following terms shall have the following meanings:
          “Act” shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.
          “Base Prospectus” shall mean the prospectus included in the Registration Statement and referred to in Article I hereof contained in the Registration Statement at the Execution Time.

          “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
          “Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, (iv) the final term sheet prepared and filed pursuant to paragraph (c) of Article VI hereof, if any, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
          “Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Execution Time” shall mean the date and time that the Underwriting Agreement is executed and delivered by the parties hereto.
          “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
          “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
          “Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus that is used prior to the filing of the Prospectus, together with the Base Prospectus.
          “Prospectus” shall mean the prospectus supplement relating to the Underwriters’ Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.
          “Registration Statement” shall mean the registration statement referred to in Article I hereof, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.
          “Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 401,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B,” “Rule 433,” “Rule 436,” “Rule 456” and “Rule 457” and refer to such rules under the Act.

          “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

SCHEDULE I
DELAYED DELIVERY CONTRACT
[insert date]
Dear Sirs:
          The undersigned hereby agrees to purchase from Textron Inc., a Delaware corporation (the “Company”), and the Company agrees to sell to the undersigned $                  principal amount of the Company’s [state title of issue] (the “Securities”), offered by the Company’s Prospectus dated                     ,                      and Prospectus Supplement dated                     ,                      , receipt of copies of which are hereby acknowledged, at a purchase price of                      of the principal amount thereof plus accrued interest and on the further terms and conditions set forth in this contract. The undersigned does not contemplate selling Securities prior to making payment therefor.
          The undersigned will purchase from the Company Securities in the principal amounts and on the delivery dates set forth below:

Delivery Date	Principal Amount	Plus Accrued Interest From:
$
$
$
Each such date on which Securities are to be purchased hereunder is hereinafter referred to as a “Delivery Date.”
          Payment for the Securities which the undersigned has agreed to purchase on each Delivery Date shall be made to the Company by wire transfer of immediately available funds to an account designated by the Company at 10:00 A.M. (New York time) on the Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned on the Delivery Date, in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.
          The obligation of the undersigned to take delivery of and make payment for the Securities on the Delivery Date shall be subject to the conditions that (1) the purchase of Securities to be made by the undersigned shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company shall have sold, and delivery shall have taken place to the underwriters (the “Underwriters”) named in the Prospectus Supplement referred to

S-I-1

above of, such part of the Securities as is to be sold to them. Promptly after completion of sale and delivery to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.
          Failure to take delivery of and make payment for Securities by any purchaser under any other Delayed Delivery Contract shall not relieve the undersigned of its obligations under this contract.
          This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.
          If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract, as of the date first above written, between the Company and the undersigned when such counterpart is so mailed or delivered.

S-I-2

          This contract shall be governed by and construed in accordance with the laws of the State of New York.

Yours very truly,

(Purchaser)

By

(Title)

(Address)
Accepted:
TEXTRON INC.
By
 Title:

S-I-3

PURCHASER — PLEASE COMPLETE AT TIME OF SIGNING
          The name and telephone and department of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed is as follows: (Please Print).

Name	Telephone No.	Department
(Including Area Code)

S-I-4

SCHEDULE II
Form of Term Sheet
Textron Inc.
$                     ___% Notes due
Pricing Term Sheet

% Notes due
Issuer: Textron Inc.
Security: __ % Notes due
Size:
Maturity Date:
Coupon:
Interest Payment Dates:
Price to Public:
Benchmark Treasury:
Benchmark Treasury Price and Yield:
Spread to Benchmark Treasury:
Yield:
Make-Whole Call:
Expected Settlement Date:
CUSIP:
Anticipated Ratings:
Joint Book-Running Managers:
Co-Managers:
Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling or e-mailing [                    ].

S-II-1

SCHEDULE III
Schedule of Free Writing Prospectuses included in the Disclosure Package

S-III-1

EXHIBIT A
OPINION OF ASSOCIATE GENERAL COUNSEL OF THE COMPANY
          The opinion of Associate General Counsel (or another lawyer) of the Company, to be delivered pursuant to paragraph (c) of Article V of the document entitled Textron Inc. Underwriting Agreement Standard Provisions (Debt), shall be to the effect that:
          (a) the Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a Material Adverse Effect;
          (b) each of Bell Helicopter Textron Inc., Textron Financial Corporation and The Cessna Aircraft Company (the “Significant Subsidiaries”) is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a Material Adverse Effect;
          (c) the Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as (1) may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and (2) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability, and has been duly qualified under the Trust Indenture Act;
          (d) the Offered Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the Underwriting Agreement or by institutional investors, if any, pursuant to Delayed Delivery Contracts, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture, except as (1) may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and (2) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and except further as enforcement thereof may be limited by (i) requirements that a claim with respect to any Offered Securities denominated other than in U.S. dollars (or a foreign currency or currency unit judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (ii) governmental authority to limit, delay or prohibit the making of payments outside the United States;
          (e) the execution and delivery of, and the performance by the Company of its obligations under, the Underwriting Agreement have been duly authorized by the Company and the Underwriting Agreement has been duly executed and delivered by the Company;
          (f) the execution and delivery of, and the performance by the Company of its obligations under, the Delayed Delivery Contracts, if any, have been duly authorized by the Company and the Delayed Delivery Contracts, if any, have been duly executed and delivered by the Company, and are valid and binding agreements of the Company enforceable in accordance with their respective terms, except as (i) may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;
          (g) the execution and delivery of the Underwriting Agreement and the Indenture by the Company and the consummation of the transactions contemplated therein will not contravene (i) any provision of applicable law (except as rights to indemnity and contribution under the Underwriting Agreement may be limited by applicable law), (ii) the Restated Certificate of Incorporation or Amended and Restated By-Laws of the Company or (iii) to such counsel’s knowledge after due inquiry, any other material agreement or instrument binding on the Company or any of the Significant Subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or the Significant Subsidiaries, except, in the case of clauses (i) and (iii), such contraventions as would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the performance of this Agreement, the Indenture or the Offered Securities or the consummation of any of the transactions contemplated hereby or thereby, and no consent, approval or authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Underwriting Agreement or the Indenture, and the consummation of the transactions contemplated thereby, except such as are required pursuant to state securities or blue sky laws;
          (h) the statements included under the caption “Legal Proceedings” in the Company’s most recent Annual Report on Form 10-K, incorporated by reference in the Preliminary Prospectus, the Prospectus and

A-2

the Registration Statement insofar as they describe statements of law or legal conclusions are accurate and fairly present the information required to be shown, as of the date of filing of such report with the Commission;
          (i) except as disclosed in the Disclosure Package and the Prospectus, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement, the Indenture or the Offered Securities or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a Material Adverse Effect;
          (j) the Registration Statement has become effective under the Act; any required filing of the Base Prospectus, any Preliminary Prospectus and the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no order suspending the effectiveness of the Registration Statement has been issued by the Commission;
          (k) the Registration Statement and the Prospectus (other than the financial statements and other financial and statistical information contained or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Trust Indenture Act; and
          (l) the documents incorporated by reference in the Disclosure Package and the Prospectus (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the applicable requirements of the Exchange Act.
     In addition, such opinion shall state that such counsel, together with other members of the Company’s legal staff, has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and with representatives of the Underwriters and counsel for the Underwriters at which the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed and, although such counsel need not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus and need not make any independent check or verification thereof (other than as specified in subparagraphs (c), (d) and (h) above insofar as the captions referred to therein relate to provisions of documents), on the basis of the foregoing, no facts have come to the attention of such

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counsel that cause such counsel to believe that (i) the Registration Statement, at the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, as of its date and, as amended or supplemented, if applicable, as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Disclosure Package, as of the Execution Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need not express any opinion as to the financial statements, schedules and other financial and statistical data included in or excluded from the Registration Statement, the Disclosure Package or the Prospectus or that part of the Registration Statement that constitutes the Statement of Eligibility on Form T-1 under the Trust Indenture Act of the Trustee.
     To the extent that the matters set forth in such opinion are governed by the laws of the State of New York, such counsel may rely on, or such matters may be excluded from such opinion and instead included in, the opinion of special counsel delivered pursuant to paragraph (d) of Article V of the document entitled Textron Inc. Underwriting Agreement Standard Provisions (Debt).
     Terms capitalized herein and not otherwise defined shall have the meanings assigned to them in the Textron Inc. Underwriting Agreement Standard Provisions (Debt). In rendering such opinion, such counsel may rely as to matters of fact, to the extent he deems proper, on certificates of responsible officers of the Company and public officials.

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